Corindus Vascular Robotics, Inc. 10-K

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Post-Effective Amendment No. 3 to Form S-1 on Form S-3 No. 333-199498) of Corindus Vascular Robotics, Inc., and

(2)	Registration Statement (Form S-8 Nos. 333-203107 and 333-206349) pertaining to the 2014 Stock Award Plan of Corindus Vascular Robotics, Inc.;

of our report dated March 15, 2017, with respect to the consolidated financial statements of Corindus Vascular Robotics, Inc. included in this Annual Report (Form 10-K) of Corindus Vascular Robotics, Inc. for the year ended December 31, 2016.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 15, 2017